Exhibit 10(p)


                        AUTO PHYSICAL DAMAGE CATASTROPHE
                      EXCESS OF LOSS REINSURANCE AGREEMENT

                              FINAL PLACEMENT SLIP
                              --------------------



COMPANY:       21st Century Insurance Company
               a California corporation
               21st Century Casualty Company
               a California corporation
               21st Century Insurance Company of Arizona an Arizona corporation and any and all insurance companies 50% or more owned by, or which hereafter come under the same ownership or management of, 21st Century Insurance Group.

TERM: Losses occurring during the 16-month term extending from 12:01 a.m. Pacific Time on September 1, 2002, to 12:01 a.m. Pacific Time on January 1, 2004.

               Should this Agreement expire while a loss occurrence covered hereunder is in progress, the Reinsurers will be responsible for their portion of the entire loss or damage caused by such loss occurrence, subject to the other conditions of this Agreement, and provided that no part of said loss occurrence is claimed against any renewal or replacement of this Agreement.

BUSINESS
COVERED: All business classified by the Company as Auto Physical Damage (Comprehensive only) and any business the Company is required to write by reason of its participation in any Fair Plan.

TERRITORY:     Arizona, California, Nevada, Oregon, Washington and all extra territorial limits as provided for in the Company's policies.

EXCLUSIONS:    As per attached.

RETENTION
AND LIMIT:     $30,000,000 Ultimate Net Loss each loss occurrence excess of
               $15,000,000 Ultimate Net Loss each loss occurrence.

WARRANTY:      The Company will retain a minimum of 2.50% of the limit hereon net and unreinsured.

REINSTATEMENT: One full reinstatement with additional premium, 100% as to time, pro rata as to amount. Paid at the same time the Reinsurers pay the loss.

PREMIUM: Deposit premium of $1,800,000 payable in equal installments of $360,000 in advance at September 1, 2002, January 1, 2003, April 1, 2003, July 1, 2003, and October l, 2003. To be adjusted at Agreement expiration at a rate of 1.43% against Gross Net Earned Premium, subject to a minimum premium of $1,620,000. Adjustment against minimum and deposit as soon as practicable following the expiration of the Agreement.

               "Gross Net Earned Premium" as used herein will mean the Company's gross premium earned less earned premium paid for reinsurances, recoveries under which would inure to the benefit of the Reinsurer.

LOSS EXPENSE:  Included within Ultimate Net Loss.

OTHER
REINSURANCE:   The Company is permitted to purchase facultative and other treaty reinsurance (including other Catastrophe Reinsurance), and the premium for any such reinsurance that inures to the benefit of this Agreement will not be included within the subject premium hereunder.

GENERAL
CONDITIONS:    Reinsurers will be subject to the same terms, conditions,
               interpretations, waivers, modifications, and alterations as the respective policies of the Company to which this Agreement applies.

               Reserve Deposit Clause (Non-Admitted Reinsurers) - as attached Net Retained Lines Clause - as attached
               Loss Occurrence Clause - as attached
               Ultimate Net Loss Clause - as attached
               ECO 80%; XPL 80% (Subject to 25% of UNL.)
               Notice of Loss and Loss Settlements Clause- as attached Insolvency Clause
               Entire Agreement, Interpretation Clause - as attached
               Service of Suit Clause (U.S.A.) - N.M.A. 1998
               Agency Clause
               Special Termination or Settlement Clause - as attached Confidentiality Clause - as attached
               Taxes Clause
               Currency Clause
               Access to Records Clause - as attached
               Delays, Errors or Omissions Clause
               Arbitration Clause
               Federal Excise Tax Clause
               Extended Expiration Clause
               Aon Re Inc. Intermediary clause

ALLOCATION
OF SHARES:     The Company shall have the right to review all authorizations and the full authority to allocate final shares. Such decisions will be at the sole discretion of the Company and may result in other than a "proportional sign-down" of authorizations. As respects sign-downs within the London marketplace, the final allocation of shares to individual companies or syndicates may not be proportionate to the original authorizations.

INFORMATION:   Estimated Subject Gross Net Earned Premium Income: $125,800,000.
               Information package provided.

In accordance with your instructions, we have placed reinsurance with the Reinsurers listed hereon, subject to the terms and conditions hereinabove stated. We ask that you promptly advise us if the terms, conditions, or Reinsurers vary in any respect from your instructions. Aon Re Inc. will not be responsible for the financial or other obligations of any Reinsurers. Should you desire financial information regarding the Reinsurers listed hereon, please contact us and we will furnish it.

The Reinsurer's obligations under this Agreement are several and not joint and are limited solely to the extent of their individual participations. The Reinsurers are not responsible for the participation of any co-subscribing Reinsurer who for any reason does not satisfy all or part of its obligations.


REINSURED WITH:
---------------

COMPANY NAME                        NAIC#    FEIN#       LAYER 1
------------                       ------  ----------  ---------
Domestic Companies
Folksamerica Reinsurance Company    38776  13-2997499   6.66666%
Transatlantic Reinsurance Company   19453  13-5616275  16.66667%
Total Domestic Companies                               23.33333%

Non-Domestic Companies
Endurance Specialty Insurance Ltd.         AA-3194130  16.66667%

TOTAL ALL PARTICIPANTS                                 40.00000%

Assuming that you find everything in order, please indicate your acceptance and approval by signing and returning this Final Placement Slip to Aon Re Inc.


ACCEPTED
& APPROVED:    /s/ Douglas K. Howell
             -------------------------------------------------------------------

REFERENCE
NUMBER:       09021203 CATCOMP                  DATED:     9-26-02
             ------------------------                   ------------------------

(FOR PROCESSING PURPOSES IT IS IMPORTANT THAT YOU PROVIDE YOUR COMPANY'S REFERENCE NUMBER FOR THIS PROGRAM.)

                                   EXCLUSIONS
                                   ----------

This Agreement does not apply to and specifically excludes the following:

A. Liability assumed by the Company under any form of treaty reinsurance; however, group intra-company reinsurance (if applicable), local agency reinsurance accepted in the normal course of business and/or policies written by another carrier at the Company's request and reinsured 100% by the Company will not be excluded hereunder.

B. Financial Guarantee and Insolvency coverages and/or similar coverage, however styled.

C. Loss or damage occasioned by war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, martial law, or confiscation by order of any government or public authority; however, the foregoing will not apply to reinsured policies containing a standard war exclusion clause.

D. Loss or liability excluded by the Pools, Associations and Syndicates Exclusion Clause.

E.   Loss or liability  excluded  by  the  Insolvency  Funds Exclusion Clause.

F. Loss or liability excluded by the Nuclear Incident Exclusion Clauses -- Physical Damage- Reinsurance, U.S.A. and Canada and Nuclear Energy Risks Exclusion Clause (Reinsurance) (1994) (Worldwide - Excluding U.S.A. & Canada) attached to this Agreement.

G.   Any  of  the  following:

     1.   Bodily Injury
     2.   Property Damage Liability
     3.   Medical Payments
     4.   UIM.
     5.   Collision

H.   Commercial Auto.

I. Notwithstanding any provision to the contrary within this reinsurance agreement or any endorsement thereto, it is agreed that this reinsurance agreement excludes loss, damage, cost, or expense directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with any act of terrorism, as defined herein, regardless of any other cause or event contributing concurrently or in any other sequence to the loss.

     An act of terrorism includes any act, or preparation in respect of action, or threat of action designed to influence the government de jure or de facto of any nation or any political division thereof, or in pursuit of political, religious, ideological, or similar purposes to intimidate the public or a section of the public of any nation by any person or group(s) of persons whether acting alone or on behalf of or in connection with any organization(s) or government(s) de jure or de facto, and which:

     (i)    involves  violence  against  one  or  more  persons;  or
     (ii)   involves  damage  to  property;  or
     (iii)  endangers  life other than that of the person committing the action;
            or
     (iv) creates a risk to health or safety of the public or a section of the public; or
     (v)    is designed to interfere  with  or to disrupt an electronic system.

     This reinsurance agreement also excludes loss, damage, cost, or expense directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with any action in controlling, preventing, suppressing, retaliating against, or responding to any act of terrorism.

     Notwithstanding the above and subject otherwise to the terms, conditions, and limitations of this reinsurance agreement, in respect only of personal lines this reinsurance agreement will pay actual loss or damage (but not related cost or expense) caused by any act of terrorism provided such act is not directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with biological, chemical, or nuclear pollution or contamination.

     This exclusion shall not apply, however, to any act that has been determined not to be terrorism by the government of the United States or other applicable governmental authority.

J. This Agreement excludes any loss, damage, costs or expenses related thereto, which are occasioned by or in consequence of, directly or indirectly, or result from the dispersal, release, escape, growth, infestation, contamination, or exposure to the following:

     1. Mold, defined as any form of multicellular fungi that live on plant or animal matter and in indoor environments, toxic mold and mold spores. Indoor environments will include the affected dwelling unit or affected commercial or industrial building;
     2.   Fungus,  mildew  and  bacteria;  and
     3.   Bioaerosols,  defined  as  toxic  airborne  particles related to mold.

     The Company may submit in writing to the Reinsurers, for special acceptance hereunder, business not covered by this Agreement. If said business is accepted in writing by the Reinsurers, it will be subject to the terms of this Agreement, except as such terms are modified by such acceptance. Any special acceptance business covered under the reinsurance agreement being replaced by this Agreement will be automatically covered hereunder. Further, should Reinsurers become a party to this Agreement subsequent to the acceptance of any business not normally covered hereunder, they will automatically accept same as being part of this Agreement.

     Should any judicial entity having jurisdiction invalidate any exclusion in the Company's policy that is also the subject of one or more of the exclusions herein, then subject to the limits of this Agreement, a loss for which the Company is liable because of such invalidation will not be excluded hereunder.

                    RESERVE DEPOSIT (NON-ADMITTED REINSURERS)
                    -----------------------------------------

A. With respect to any jurisdiction in which a ceding company is domiciled but the Reinsurer is not admitted, the Reinsurer shall fund an amount herein called the "Deposit." The Deposit shall be (i) 110% of the outstanding loss and LAE reserves, excluding IBNR; or (ii) such other amount as may be provided by law or any applicable insurance regulatory agencies excluding IBNR, whichever is greatest.

B.   The  Deposit  shall  be  adjusted  quarterly.

C. The Company may, at any time after default by the Reinsurer of payments owing to the Company, require, by notice in writing to the Reinsurer, the payment of the sum due. In the event the Reinsurer shall not pay such sum within seven days after receipt of said notice, the Company shall be entitled to appropriate so much of the deposit as may be required to eliminate the default. Until the deposit shall have been utilized in the manner aforesaid, interest thereon shall be credited to the Reinsurer quarterly at the rate of four percent per annum.

D. The Company may at its discretion, instead of taking any part of the deposit, require payment of any sum in default, and it shall be no defense to any such claim that the Company might have had recourse to the deposit.

E. The deposit may be in the form of cash, a Letter of Credit, or other security, provided such Letter of Credit or other security satisfies the requirements of the law and the applicable Insurance Regulatory Agency. However, a Letter of Credit is not an acceptable substitute in Canada.

F. Notwithstanding any other provisions of this Agreement, the Letter of Credit or other security may be drawn upon by the Company at any time to fund the deposit or for any amounts due from the Reinsurer under this Agreement.


                               NET RETAINED LINES
                               ------------------

A. This Agreement applies only to that portion of any insurance or reinsurance which the Company retains net for its own account and in calculating the amount of any loss hereunder and also in computing the amount of any loss hereunder and also in computing the amount or amounts in excess of which this Agreement attaches, only loss or losses in respect of that portion of any insurance or reinsurance which the Company retains net for its own account shall be included.

B. The amount of the Reinsurer's liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other Reinsurers, whether specific or general, any amounts which may become due from them whether such inability arises from the insolvency of such other Reinsurers or otherwise.

C. Reinsurance or pooling agreements effected or entered into by the Company with any of its affiliated companies under common management or common ownership which reduce the individual retained line of the Company shall be disregarded for the purposes of this Agreement.


                          DEFINITION OF LOSS OCCURRENCE
                          -----------------------------

The term "Loss Occurrence" shall mean the sum of all individual losses directly occasioned by any one disaster, accident or loss or series of disasters, accidents or losses arising out of one event which occurs within the area of one state of the United States or province of Canada and states or provinces contiguous thereto and to one another. However, the duration and extent of any one "Loss Occurrence" shall be limited to all individual losses sustained by the Company occurring during any period of 168 consecutive hours arising out of and directly occasioned by the same event except that the term "Loss Occurrence" shall be further defined as follows:

(i) As regards windstorm, hail, tornado, hurricane, cyclone, including ensuing collapse and water damage, all individual losses sustained by the Company occurring during any period of 72 consecutive hours arising out of and directly occasioned by the same event. However, the event need not to be limited to one state or province or states or provinces contiguous thereto.

(ii) As regards riot, riot attending a strike, civil commotion, vandalism and malicious mischief, all individual losses sustained by the Company occurring during any period of 72 consecutive hours within the area of one municipality or county and the municipalities or counties contiguous thereto arising out of and directly occasioned by the same event. The maximum duration of 72 consecutive hours may be extended in respect of individual losses which occur beyond such 72 consecutive hours during the continued occupation of an Assured's premises by strikers, provided such occupation commenced during the aforesaid period.

(iii) As regards earthquake (the epicentre of which need not necessarily be within the territorial confines referred to in the opening paragraph of this Article) and fire following directly occasioned by the earthquake, only those individual fire losses which commence during the period of 168 consecutive hours may be included in the Company's "Loss Occurrence".

(iv) As regards "Freeze", only individual losses directly occasioned by collapse, breakage of glass and water damage (caused by bursting of frozen pipes and tanks) may be included in the Company's "Loss Occurrence".

Except for those "Loss Occurrences" referred to in (i) and (ii) the Company may choose the date and time when any such period of consecutive hours commences provided that it is not earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident or loss and provided that only one such period of 168 consecutive hours shall apply with respect to one event.

However, as respects those "Loss Occurrences" referred to in (i) and (ii), if the disaster, accident or loss occasioned by the event is of greater duration than 72 consecutive hours, then the Company may divide that disaster, accident or loss into two or more "Loss Occurrences" provided no two periods overlap and no individual loss is included in more than one such period and provided that no period commences earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident or loss.

No individual losses occasioned by an event that would be covered by 72 hours clauses may be included in any "Loss Occurrence" claimed under the 168 hours provision.

(v)  Losses directly or indirectly occasioned by:
     (i)   loss of, alteration of, or damage to
           or
     (ii)  a reduction in the functionality, availability or operation of a computer system, hardware, programme, software, data, information repository, microchip, integrated circuit or similar device in computer equipment or non-computer equipment, whether the property of the policyholder of the Company or not, do not in and of themselves constitute an event unless arising out of one or more of the following perils:

fire, lightning, explosion, aircraft or vehicle impact, falling objects, windstorm, hail, tornado, cyclone, hurricane, earthquake, volcano, tsunami, flood, freeze or weight of snow.


                                ULTIMATE NET LOSS
                                -----------------

A. The term "Ultimate Net Loss" shall mean the actual loss or losses sustained by the Company, such loss to include all expenses (regardless of how such expenses are classified for statutory reporting purposes) incurred by the Company in connection with the settlement of losses or resistance to or negotiations concerning a loss, including those losses which are the result of actions and/or disputes between the insured and the Company and legal expenses incurred in connection with coverage questions and legal actions connected thereto, excluding, however, any part of the office expenses of the Company and salaries of employees other than salary charges for staff adjusters, fieldpersons or other employees while actually engaged in the settlement of losses (including but not limited to charges and/or expenses incurred through the use of AIG Claim Services and AIG Technical Services.

B. Salvages and recoveries, whether recovered or received prior or subsequent to loss settlement under this Contract, including amounts recoverable under all Reinsurances, whether collected or not, shall be applied as if recovered or received prior to the aforesaid settlement and shall be first deducted from the actual loss sustained to arrive at the amount of ultimate net loss. Nothing, however, in this Article shall be construed to mean losses are not recoverable hereunder until the ultimate net loss to the Company has been ascertained.

C. Any reinsurance effected by the Company where the ultimate purpose is to procure a catastrophe bond or other financial instrument, shall inure solely to the benefit of the Company and is to be disregarded in determining the ultimate net loss.

D. The Company is granted permission to carry underlying excess of loss catastrophe reinsurance, recoveries under which shall inure to the sole benefit of the Company and shall be entirely disregarded for the purpose of determining the Company's ultimate net loss under this Contract, unless otherwise stipulated by the Company.


                       NOTICE OF LOSS AND LOSS SETTLEMENTS
                       -----------------------------------

A. In the event of a loss which either results in or appears to be of serious enough nature to result in the involvement of this Agreement, the Company shall give notice as soon as reasonably practicable to the Reinsurer and the Company shall keep the Reinsurer advised of all subsequent developments in connection therewith.

B. The Reinsurer agrees to abide by the loss settlements of the Company, such settlements to be considered as satisfactory proofs of loss, and amounts falling to the share of the Reinsurer shall be immediately payable to the Company by them upon reasonable evidence of the amount paid or to be paid by the Company being presented to the Reinsurer by the Company.


                        EXTRA CONTRACTUAL OBLIGATIONS AND
                        ---------------------------------
                       EXCESS LIMITS LIABILITY DEFINITION
                       ----------------------------------


This Agreement will extend to cover 80% of any claims-related extra contractual obligations and/or excess limits liability arising because of, but not limited to, the following:

A. Failure of the Company to agree to pay a claim within the policy limits or to provide a defense against such claims.

B. Actual or alleged bad faith, fraud, or negligence in investigating or handling a claim or in rejecting an offer of settlement.

C. Negligence or breach of duty in the preparation of the defense of the conduct of a trial or the preparation or prosecution of any appeal and/or subrogation and/or any subsequent action resulting therefrom.

"Extra contractual obligations" as used in this Agreement will mean those liabilities not covered under any other provision of this Agreement for which the Company is liable to its insured or a third-party claimant, or that the company paid as its share of a claims related extra contractual obligation awarded against one or more of its co-insurers.

"Excess limits liability" as used in this Agreement will mean any amount for which the Company would have been contractually liable to pay had it not been for the limits of the reinsured policy.

There will be no recovery hereunder where the extra contractual obligation or excess limits liability has been incurred due to fraud committed by a member of the board of directors or a corporate officer of the Company, acting individually, collectively, or in collusion with a member of the board of directors, a corporate officer, or a partner of any other corporation, partnership, or organization involved in the defense or settlement of a claim on behalf of the Company.

The date on which any extra contractual obligation and/or excess limits liability is incurred by the Company will be deemed, in all circumstances, to be the date of the original loss. Nothing in this Article will be construed to create a separate or distinct loss apart from the original covered loss that gave rise to the extra contractual obligations and/or excess limits liability discussed in the preceding paragraphs. The Reinsurers liability as respects extra contractual obligations and/or excess limits liability under this Agreement will be in addition to the indemnification coverage set forth in the Retention and Limit Article, but the Reinsurers additional liability as respects extra contractual obligations and/or excess limits liability will not exceed an amount equal to 25% of the Company's ultimate net loss, each loss occurrence.


                        ENTIRE AGREEMENT, INTERPRETATION
                        --------------------------------

A. With respect to the business being reinsured hereunder, (i) this Agreement constitutes the entire agreement between the parties, and (ii) there are no understandings or agreements between the parties other than those expressed in this Agreement. Any change to or modification of this Agreement will be made by written amendment to this Agreement and signed by the parties hereto.

B. This Agreement is between sophisticated parties, each of which has reviewed the Agreement and is fully knowledgeable about its terms and conditions. The parties therefore agree that this Agreement shall be construed without regard to the authorship of the language and without any presumption or rule of construction in favor of either of them.


                        SPECIAL TERMINATION OR SETTLEMENT
                        ---------------------------------

Section  I:  Termination
------------------------
A. Either party may terminate this Agreement upon 45 days notice in the event that:

     1. The other party should at any time become insolvent, or suffer any impairment of capital, or file a petition in bankruptcy, or go into liquidation or rehabilitation, or have a receiver appointed, or be acquired or controlled by any other insurance company or organization, or

     2. There is a severance or obstruction of free and unfettered communication and/or normal commercial and/or financial intercourse between the United States of America and the country in which the Reinsurer is incorporated or has its principal office as a result of war, currency regulations, or any circumstances arising out of political, financial or economic emergency.

B.   The  Company  may  terminate  this  Agreement  forthwith in the event that:

     1. The Reinsurer ceases writing reinsurance and elects to run-off its existing business;

     2.   As  respects  domestic  reinsurers:

               Upon application of the NAIC Insurance Regulatory Information System (IRIS) tests to the Reinsurer's quarterly and annual statements (which the Reinsurer hereby agrees to furnish to the Company upon request) it is found that four (4) or more of the Reinsurer's IRIS financial ratio values are outside the usual range established in the IRIS System.

     3.   As  respects  alien  reinsurers:

               Upon review of the Insurance Solvency International (ISI) Performance Tests as published with respect to the Reinsurer (or upon application of such Performance Tests to the Reinsurer's annual financial statements which the Reinsurer hereby agrees to furnish to the Company upon request) it is found that four (4) or more of the Reinsurer's ratios are outside of the normal range (as defined by the ISI standard).

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Termination  under A. or B. shall be effected by written notice of cancellation.
The Company will specify the mode of payment, i.e., a run-off basis or a clean cut basis with portfolio transfer, if applicable. In the event the Company elects a run-off basis, the Reinsurer will fund all of the outstanding ceded liabilities through a Trust Account or by providing a Letter of Credit that meets the requirements of the New York State Insurance Department.

Section II: Settlement
----------------------
After termination of this Agreement under this or any article, including the natural expiry of the Agreement, if the Reinsurer has any residual liability to the Company, the Reinsurer will, at the request of the Company, furnish to the Company statements as specified in Section B. above, and if four or more values are outside of the usual range established in the IRIS or ISI System (as applicable in accordance with Section B above) the Company shall have the option of an immediate settlement of all present and future obligations under this Agreement in accordance with Section III, or requiring the Reinsurer to fund all of the outstanding ceded liabilities through a Trust Account or by providing a Letter of Credit that meets the requirements of the New York State Insurance Department. In the event the Company elects the funding option, it shall then notify the Reinsurer in writing and the Reinsurer shall provide such funding within 15 days of such notification; however, it is agreed that the Company retains the right to require settlement in accordance with Section III at any subsequent date.

Section III: Payment
--------------------
A. Amounts due the Company or the Reinsurer under this Article shall include all present and future obligations and shall include unearned premiums, outstanding losses, (including IBNR) and all other balances.

B. In the event of a clean-cut termination with portfolio transfer or an immediate settlement of all present and future obligations the Company will, upon receipt of payment, provide to the Reinsurers a full and final release of Reinsurer's liability under the Agreement.

C. When requested by either party an appraisal of outstanding losses and IBNR shall be made to a disinterested actuary.

D.   Settlement  shall  take  into  account  adjustment  for  Net Present Value.

This Article shall survive the termination of this Agreement.


                                 CONFIDENTIALITY
                                 ---------------

All terms and conditions of this Agreement and any materials provided in the course of inspection shall be kept confidential by the Reinsurer as against third parties, unless the disclosure is required pursuant to process of law or unless the disclosure is to Reinsurer's retrocessionaires, financial auditors or governing regulatory bodies. Disclosing or using this information for any purpose beyond the scope of this Agreement, or beyond the exceptions set forth above, is expressly forbidden without the prior consent of the Company.

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                                ACCESS TO RECORDS
                                -----------------

The Reinsurer, or its duly authorized representative, shall have free access at all reasonable times during and after the currency of this agreement, to books and records maintained by any of the division, department and branch offices of the Company which are involved in the subject matter of this Agreement and which pertain to the reinsurance provided hereunder and all claims made in connection therewith. Notwithstanding the provisions of the preceding sentence, if undisputed balances due from the Reinsurer under this Agreement have not been paid for the two most recent reported calendar quarters, the Reinsurer shall not have access to any of the Company's records relating to this Agreement without the specific consent of the Company.


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